Exhibit 4.22

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY PURCHASER, HOLDER OR SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS NOTE THAT IT EITHER (1) IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF, A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY INDIVIDUAL RETIREMENT ACCOUNT (“IRA”), KEOGH PLAN OR ANY OTHER PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENTS BY SUCH PLANS OR ACCOUNTS THEREIN, OR ANY EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (2) THE PURCHASE AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “ORIGINAL YIELD TO MATURITY” AND “INITIAL SHORT ACCRUAL PERIOD OID” (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

CUSIP:	ISIN:
REGISTERED	REGISTERED
No. FX/FLR-	$

THE BANK OF NEW YORK MELLON CORPORATION

[SENIOR MEDIUM-TERM NOTE SERIES J]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES K]

(Fixed Rate/Floating Rate)

BASE RATE:	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:	ISSUE PRICE:

INTEREST PAYMENT PERIOD FOR FIXED RATE PERIOD:	INTEREST PAYMENT PERIOD FOR FLOATING RATE PERIOD:	FIXED INTEREST RATE AND PERIOD:	INTEREST PAYMENT DATES FOR FIXED RATE PERIOD:

INDEX MATURITY:	INITIAL INTEREST RATE:	FLOATING INTEREST RATE AND PERIOD:	INTEREST PAYMENT DATES FOR FLOATING RATE PERIOD:

SPREAD:	INITIAL INTEREST RESET DATE:	INTEREST RESET DATES:	CALCULATION AGENT:

SPREAD MULTIPLIER:	[INITIAL REDEMPTION DATE][OPTIONAL REDEMPTION DATE]:	MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:

TAX REDEMPTION:	[INITIAL] REDEMPTION PERCENTAGE:	[RESERVED]:	[RESERVED]:

Yes No

FIXED RATE PERIOD:	[RESERVED]:	[RESERVED]:	[RESERVED]

HOLDER’S OPTIONAL REPAYMENT DATE(S):	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	ORIGINAL YIELD TO MATURITY:	DESIGNATED LIBOR PAGE:

INITIAL SHORT ACCRUAL PERIOD OID:	TOTAL AMOUNT OF OID:	DESIGNATED CMT MATURITY INDEX:	DESIGNATED CMT TELERATE PAGE:

OTHER PROVISIONS:

INTEREST CALCULATION:

[ ]	REGULAR FLOATING RATE NOTE

[ ]	FLOATING RATE/FIXED RATE NOTE

[X]	FIXED RATE/FLOATING RATE NOTE

[ ]	INVERSE FLOATING RATE NOTE

[ ]	IF BOX IS CHECKED, THIS NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

[ ]

IF BOX IS CHECKED, THIS NOTE IS A RENEWABLE NOTE OR AN EXTENDIBLE NOTE AND INFORMATION REGARDING RENEWAL DATE, NEW MATURITY DATE, FINAL MATURITY DATE OR EXTENSION PERIOD, AS APPLICABLE, AND ANY OTHER APPROPRIATE INFORMATION, IS PROVIDED IN AN ADDENDUM.

The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                                   on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to (i) in the case of any Interest Payment Date occurring on or before                     , the Fixed Interest Rate and (ii) in the case of any Interest Payment Date occurring after                     , the Floating Interest Rate specified above and thereafter at a rate determined in accordance with the provisions set forth below on each Interest Reset Date, depending upon the Base Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any [Redemption Date as defined below][the Optional Redemption Date] or any Holder’s Optional Repayment Date specified above, [in each case] with respect to which such option has been exercised, each such Stated Maturity Date, [Redemption Date][Optional Redemption Date] and Holder’s Optional Repayment Date being hereinafter referred to as a “Maturity Date” with respect to the principal repayable on such date); provided, however, that if the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the registered Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than an Interest Payment Date that occurs on any Maturity Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date will be (i) in the case of any Interest Payment Date occurring on or before                     , such date (which shall nevertheless be the Interest Payment Date) and interest payable with respect to such Interest Payment Date will be paid on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date and (ii) in the case of any Interest Payment Date occurring after                     , the next day that is a Business Day, except in the case that the Base Rate is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from and after such Maturity Date. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date specified above, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be; provided, however, that in the case of Notes that reset daily or weekly, interest payments on each Interest Payment Date will be the amount of interest accrued from but excluding the Regular Record Date through which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for) to and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment due on the Maturity Date will include interest accrued to but excluding such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the “Regular Record Date”); provided, however, that interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holder of this Note and the Trustee not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, on and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts][If applicable, insert description of currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest is payable]; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) by wire transfer in immediately available funds at such place and to such account as may be designed by the Person entitled thereto as specified in the Security Register in writing not less than 10 days prior to the date of the interest payment; and provided, further that payment may be made pursuant to the Applicable Procedures. A Holder of not less than $10,000,000 aggregate principal amount of the Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent and Security Registrar (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing), on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent and Security Registrar, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the Holder of such Notes shall have designated; provided that such bank has appropriate facilities therefor.

[Insert if this Note is a Senior Subordinated Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of February 9, 2016, as supplemented by the first supplemental indenture dated as of January 30, 2017 (herein called the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Subordinated Medium-Term Notes Series K (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Register for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

[Insert if this Note is a Senior Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of February 9, 2016, as supplemented by the first supplemental indenture dated as of January 30, 2017 (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes Series J (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Register for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

This Note is not subject to any sinking fund.

[Insert if this Note is a Senior Subordinated Medium-Term Note — The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants and Defaults with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. These provisions [shall not][shall] apply to this Note.]

[Insert if this Note is a Senior Medium-Term Note — The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. At the election of the Company, these provisions [shall][shall not] apply to this Note.]

[Insert if this Note is a Senior Subordinated Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the Events of Default or Defaults that apply to the Note, and any change in the acceleration provisions in Section 502 of the Indenture.]

[Insert if this Note is a Senior Medium-Term Note, if applicable — Describe any addition to, elimination of or other change in the Events of Default that apply to the Note, and any change in the right of the Trustee or the requisite Holders of the Notes to declare the principal amount thereof due and payable under Section 502 of the Indenture.]

[If this Note is a Senior Subordinated Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the covenants that apply to this Note.]

[If this Note is a Senior Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the covenants or the definition of “Covenant Breach” that apply to this Note.]

This Note may be subject to repayment at the option of the Holder on the Holder’s Optional Repayment Date(s), if any, indicated above. If no Holder’s Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder’s Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination]) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Paying and Authenticating Agent and Security Registrar at the principal corporate trust office of The Bank of New York Mellon in The City of New York, or such other address which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to a Holder’s Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

[Insert, as applicable, if this Note is not redeemable or is redeemable on one or more dates at the option of the Company – This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the “Redemption Date”). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole [but not in part][or from time to time in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination])] at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than 10 nor more than 60 days prior to the Redemption Date. [In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.]]

[Insert, as applicable, if this Note is redeemable at the option of the Company on only a single date – This Note may be redeemed at the option of the Company on the Optional Redemption Date specified above. On the Optional Redemption Date this Note may be redeemed in whole [but not in part][or in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination])] at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Optional Redemption Date, on notice given to the Holder not less than 10 nor more than 60 days prior to the Optional Redemption Date. [In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.]]

[Insert if this Note is a Senior Subordinated Medium-Term Note — Notwithstanding the foregoing, the Company may not redeem this Note without having received the prior approval of the “appropriate federal banking agency” with respect to the Company, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision, if then required under capital regulations applicable to the Company.]

Notices to the Holder of this Note with respect to redemption as provided above will be delivered to the Holder’s address listed in the Security Register maintained by the Security Registrar not less than 10 nor more than 60 days prior to the [Redemption Date][Optional Redemption Date]. Notwithstanding anything in the Indenture or this Note to the contrary, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

[Insert if this Note is not redeemable or is redeemable on one or more dates at the option of the Company – If this Note is redeemable at the option of the Company, the “Redemption Price” shall initially be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.]

[Insert if this Note is redeemable at the option of the Company on only a single date – The “Redemption Price” shall be the Redemption Percentage specified above of the principal amount of this Note to be redeemed.]

On or before                     , (i) interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be; and (ii) interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

During the Floating Rate Period, (i) accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor; (ii) such accrued interest factor shall be computed by adding the interest factor calculated for each day from the first date of the Floating Rate Period or from but excluding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated; and (iii) the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Notes having the Treasury Rate or CMT Rate as their Base Rate, by the actual number of days in the year.

Except as described below, during the Floating Rate Period, this Note will bear interest at the rate determined by reference to the Base Rate specified above (i) plus or minus the Spread, if any, specified above and/or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect on each day during the Floating Rate Period shall be (a) if such day is an Interest Reset Date specified above, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject to the Maximum or Minimum Interest Rate specified above, if any, provided that, for the avoidance of doubt, the Notes will not reset prior to the Initial Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified above is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If a treasury bill auction will be held on a day that would otherwise be an Interest Reset Date with respect to the Treasury Rate, then such Interest Reset Date shall be the Business Day following such auction date.

The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Commercial Paper Rate and the CMT Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate shall be the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco publishes the Index (as hereinafter defined). The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified above normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday. The Interest Determination Date with respect to a Note the interest rate of which is determined by two or more Interest Rate Bases shall be the second Business Day next preceding the applicable Interest Reset Date on which each Base Rate is determinable. Each Base Rate shall be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

The “Calculation Date” pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day next preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.

All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

As used herein, “Business Day” means with respect to Notes denominated in U.S. dollars, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close; provided that, during the Floating Rate Period, in the case where the Base Rate is LIBOR, such day is also a London Banking Day. “London Banking Day” means a day on which dealings in the applicable LIBOR currency are transacted in the London interbank market. For Notes having a specified currency other than U.S. dollars (other than Notes denominated in Euros), “Business Day” means any day that, in the Principal Financial Center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and for Notes denominated in Euros, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

The interest rate that will become effective on each subsequent Interest Reset Date will be determined by the Calculation Agent (calculated with reference to the Base Rate or Rates and the Spread and/or Spread Multiplier, if any) as follows (such determination, in the absence of manifest error, to be binding upon all parties).

CMT Rate

“CMT Rate” means:

(1)	if CMT Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Company determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Company and identified to the Calculation Agent from five Reference Dealers selected by the Company and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Company and identified to the Calculation Agent from five Reference Dealers selected by the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2)	if CMT Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT “), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Company and identified to the Calculation Agent from five Reference Dealers selected by the Company and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Company and identified to the Calculation Agent from five Reference Dealers selected by the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “Commercial Paper-Nonfinancial”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Company and identified to the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the Company are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period (the period between Interest Reset Dates).

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://federalreserve.gov/releases/h15/update, or any successor site or publication.

Eleventh District Cost of Funds Rate

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th Dist COFI:” on the display on Reuters on page COFI/ARMS (or any other page as may replace such page on such service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on such Interest Determination Date, or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Federal Funds Rate

“Federal Funds Rate” means:

(1) the rate as of the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters Monitor Money Rates Service (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”), or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate as of the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Company and identified to the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that Interest Determination Date, or

(4) if the brokers so selected by the Company are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR

“LIBOR” means:

(1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2) if no rate appears on the particular Interest Determination Date on the LIBOR Page as specified in clause (1), the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the agents for the initial offering of the Notes) selected by the Company and identified to the Calculation Agent, in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative, as determined by the Company, for a single transaction in the LIBOR Currency in that market at that time, or

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on the particular Interest Determination Date by three major banks (which may include affiliates of the agents for the initial offering of the Notes) selected by the Company and identified to the Calculation Agent, in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative, as determined by the Company, for a single transaction in the LIBOR Currency in that market at that time, or

(4) if the banks so selected by the Company are not quoting as mentioned in clause (3), but a LIBOR Event (as defined below) has not occurred, LIBOR for the upcoming interest period to which the Interest Determination Date relates shall be LIBOR as in effect for the current interest period; provided, however, that if this clause is applicable to the first Interest Determination Date related to the Floating Rate Period, the rate of LIBOR will be equal to LIBOR for deposits in the LIBOR Currency having the particular Index Maturity that was last available on the LIBOR Page as determined by the Calculation Agent, or

(5) notwithstanding clauses (1)-(4) above, if the Company, in its sole discretion, determines that LIBOR for deposits in the LIBOR Currency having the particular Index Maturity has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like this Note and the Company has notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Company in writing, as a substitute for LIBOR (the “Alternative Rate”) for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Company in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. For each of the foregoing determinations, the Company may, in its sole discretion, appoint an independent financial advisor (“IFA”) to make such determinations and the decision of the IFA will be binding on the Company, the Calculation Agent, the Trustee and the Holder of this Note. Notwithstanding the foregoing, if the Company determines in its sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR for deposits in the LIBOR Currency having the particular Index Maturity, the Company may, in its sole discretion, appoint an IFA to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent, the Trustee and the Holder of this Note. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or the Company determines, in its sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), LIBOR for the upcoming interest period to which the Interest Determination Date relates shall be LIBOR as in effect for the current interest period; provided, however, that if this sentence is applicable to the first Interest Determination Date related to the Floating Rate Period, the rate of LIBOR will be equal to LIBOR for deposits in the LIBOR Currency having the particular Index Maturity that was last available on the LIBOR Page, as determined by the Calculation Agent.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“LIBOR Page” means the display on Bloomberg L.P. (or any successor service) on the “BBAM” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the Specified Currency;

•	the capital city of the country to which the LIBOR Currency relates; or

•	London if the LIBOR Currency is the Euro;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.

The establishment of LIBOR for each interest period by the Calculation Agent (including, for the avoidance of doubt, at direction of the Company in the case of clause (5) of the definition of LIBOR) or IFA, as applicable, shall (in the absence of manifest error) be final and binding on the Company, the Calculation Agent, the Trustee and the Holders of this Note. For the avoidance of doubt, any adjustments made pursuant to clause (5) of the definition of LIBOR shall not be subject to the vote or consent of the Holders of this Note, and the Company and the Trustee may, without the vote or consent of the Holders of this Note, amend or supplement the Indenture or this Note to implement the terms of clause (5) of the definition of LIBOR.

Prime Rate

“Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Company and identified to the Calculation Agent, or

(5) if the banks so selected by the Company are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuters Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

“Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Note Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Reuters Monitor Money Rates Service (or any successor service) on page USAUCTION 10/11 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 10/11”), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate selected by the Company, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Company and identified to the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by the Company are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

The “Amortized Face Amount” of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of redemption or repayment, as calculated by an agent appointed by the Company, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may become due and payable in the manner and with the effect provided in the Indenture.

[Insert if this Note is a Senior Subordinated Medium-Term Note – The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.]

[Insert if this Note is a Senior Subordinated Medium-Term Note – Payment of principal on the Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any covenant of the Company, including the payment of principal or interest. In case a Default with respect to the Securities shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities through appropriate judicial proceedings. The Indenture defines a Default to include, without limitation, default in the payment of principal of the Securities when due and default for 30 days in any payment of interest on any Security of this series.]

[Insert if this Note is a Senior Medium-Term Note – Payment of principal on this Note may be accelerated only in the case of default for 30 days in any payment of principal of (or premium, if any, on) or interest on the Securities of this series and certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any other covenant of the Company. In case an Event of Default or Covenant Breach with respect to the Securities of this series shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of this series through appropriate judicial proceedings. The Indenture defines a Covenant Breach to include default in the deposit of any sinking fund payment, when and as due by the terms of a Security of this series or default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or any Security of this series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 501 of the Indenture or which has expressly been included in the Indenture solely for the benefit of securities other than Securities of this series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” under the Indenture. For the purpose of this paragraph, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding to be affected under the Indenture, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. [Insert if this Note is a Senior Medium-Term Note – For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities, and, for purposes of any waivers of past defaults, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

[Insert if this Note is a Senior Subordinated Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein.]

[Insert if this Note is a Senior Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein. For purposes of this paragraph, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note, at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, on and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or by such Holder’s attorney duly authorized in writing and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $[1,000][Insert other minimum denomination] or any amount in excess thereof which is an integral multiple of $[1,000][Insert other minimum denomination] and, unless otherwise specified on the face hereof, shall be denominated in U.S. dollars. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

Under the Indenture, the Company, the Trustee and the Holder of the Note waive, to the fullest extent permitted by law, any right to a trial by jury in any proceeding relating to the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Except to the extent specified in this Note pursuant to Section 301 of the Indenture, in the event of any inconsistency between the Indenture and this Note, the provisions of the Indenture shall govern.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:

THE BANK OF NEW YORK MELLON CORPORATION

By:

[SEAL]

Attest:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

By:	The Bank of New York Mellon
As Authenticating Agent

By:
Authorized Officer

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, this Note must be received at the corporate trust office of The Bank of New York Mellon, in The City of New York, or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to the Holder’s Optional Repayment Date, if any, specified above, with this “Option to Elect Repayment” form duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $[1,000][Insert other minimum denomination]) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $[1,000][Insert other minimum denomination] or an integral multiple of $[1,000][Insert other minimum denomination] in excess of $[1,000][Insert other minimum denomination]) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ ____________________                 ____________________________________

Date ______________________

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common

UNIF GIFT MIN ACT-             Custodian

(Minor)

Under Uniform Gifts to Minors Act _________________________

(State)

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship

and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint                                                           attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________                 ________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED:______________________________

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.